Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Edward P. Williams Interim Principal Financial Officer

MID PENN BANCORP, INC. REPORTS THIRD QUARTER EARNINGS INCREASE OF 20% AND DECLARES DIVIDEND

October 28, 2015 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank, today reported net income available to common shareholders for the quarter ended September 30, 2015  of $1,802,000, or $0.43 per common share,  a 19.6% increase over the same period in 2014.  Net income available to common shareholders for the nine months ended September 30, 2015 was $4,630,000, or $1.14 per common share, a 1.8%  increase from the same period in 2014.  Excluding merger and acquisition expenses incurred in conjunction with the acquisition of Phoenix Bancorp, Inc. (“Phoenix”), and the corresponding tax impact, net income available to common shareholders for the nine months ended September 30, 2015 would have been $5,181,000, an increase of 13.9% over the unadjusted results for the nine months ended September 30, 2014.  Mid Penn also reported increases of $150,924,000 (26.6%) in total loans, $150,862,000 (19.7%) in total assets, and $129,153,000 (20.0%) in total deposits over September 30, 2014.  The comparability of the financial condition and results of operations as of and for the three and nine month periods ended September 30, 2015 and 2014, in general, have been favorably impacted by the acquisition of Phoenix.

PRESIDENT’S STATEMENT

I am pleased to announce Mid Penn’s financial results for the three and nine months ended September 30, 2015.  We are encouraged by the financial results thus far in 2015 and remain focused on quality asset growth, improving the net interest margin, controlling operating expenses, and stabilizing noninterest income.  Following the successful completion of the systems integration with Phoenix during the second quarter, we have been extremely pleased with the warm reception Mid Penn’s style of community banking has received throughout the Phoenix footprint and look forward to expanding the successes our newest team members have experienced so far.  We remain committed to intelligently growing the company both organically and through merger and acquisition when the opportunities arise.

On behalf of the Board of Directors, I also announce today that Mid Penn is declaring a cash dividend of $0.12 per common share based on third quarter earnings.  This is Mid Penn’s twentieth consecutive quarter of paying a cash dividend.  The dividend is payable November 23, 2015 to shareholders of record as of November 11, 2015.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income increased $1,645,000, or 25.1%, to $8,189,000 for the quarter ended September 30, 2015 from $6,544,000 during the quarter ended September 30, 2014.  Through the first nine months of 2015, net interest income increased $4,146,000, or 21.2%, to $23,713,000, from $19,567,000 during the same period in 2014.  Net interest income was positively impacted by the Phoenix acquisition and also increased due to strong loan growth and a lower cost of funds in 2015.

For the three months ended September 30, 2015, Mid Penn’s tax-equivalent net interest margin increased to 4.00%, versus 3.91% for the three months ended September 30, 2014.  For the nine months ended September 30, 2015, Mid Penn’s tax-equivalent net interest margin increased to 4.06%, versus 4.01% for the nine months ended September 30, 2014.  Included in the three months ended September 30, 2015 was the recognition of $100,000 from the successful resolution of a legacy Phoenix loan acquired with credit deterioration.  Included in the nine months ended September 30, 2015 is $552,000 in income from the successful resolution of four legacy Phoenix loans acquired with credit deterioration.

Noninterest Income

Noninterest income increased $206,000, or 27.8%, excluding security gains of $138,000, during the third quarter of 2015 versus the same period in 2014.  During the nine months ended September 30, 2015, noninterest income, excluding securities gains of 315,000,  increased $553,000, or 24.5%, versus the nine months ended September 30, 2014, excluding security gains of $150,000.  Both periods were positively impacted by the addition of Phoenix to the income stream.  Items of particular note are detailed below for both three and nine month periods.

Income from fiduciary activities decreased $78,000 during the nine months ended September 30, 2015 versus the same period in 2014 due to a change in the commission structure.  Mortgage banking income increased $11,000 and $118,000, respectively, in the three and nine months ended September 30, 2015 over September 30, 2014.  Improved real estate activity throughout Mid Penn’s footprint and favorable interest rate conditions have contributed to increasing revenue from this business line.  Mid Penn has experienced significant activity in Small Business Administration (“SBA”) loans during the quarter and year-to-date as we see more qualified borrowers and take advantage of Mid Penn’s Preferred Lender status with the SBA.

During the third quarter of 2015, Mid Penn took advantage of opportunities within its investment portfolio to better align the portfolio for a rising interest rate environment thereby increasing realized gains on sales of investments.

Noninterest Expense

Noninterest expenses increased $1,640,000, or 33.3%, during the third quarter of 2015, versus the same period in 2014.  During the nine months ended September 30, 2015, noninterest expenses increased $5,116,000, or 34.7%, versus the nine months ended September 30, 2014.  Both periods were impacted by the addition of Phoenix to the expense stream.  Items of particular note are detailed below for both three and nine month periods.

Salaries and employee benefits increased during the three and nine months ended September 30, 2015 by $836,000 and $2,205,000, respectively, versus the same periods in 2014.  The increase was driven by the addition of the Phoenix employees to Mid Penn’s employee pool, an increase in staffing levels due to Mid Penn’s entry into the Lancaster County and Mechanicsburg markets, and an increase in lending personnel and support staff to augment the expanding reach of Mid Penn.  Occupancy expenses for the three and nine months ended September 30, 2015 increased by $216,000 and $462,000, respectively.  This increase was impacted by the inclusion of rent for the new Corporate Administration offices on North Front Street in Harrisburg, the new Elizabethtown branch office, and the new Simpson Ferry Road branch office.  Equipment, Pennsylvania bank shares tax, marketing and advertising, software licensing, telephone, and other expenses all saw increases related to the inclusion of Phoenix’s normal operating expenses to Mid Penn’s expense stream during the quarter and year-to-date.  Legal and professional fees increased $89,000 during the nine months ended September 30, 2015 compared to the same period in 2014 due to the increase in consultant fees incurred for cyber penetration testing of Mid Penn’s computer network, implementation of Mid Penn’s mobile banking app, routine legal fees generated through the normal conduct of business, and the periodic examination of potential merger and acquisition opportunities as they become available.  Merger and acquisition expenses of $784,000 in connection with the acquisition of Phoenix were incurred during the nine months ended September 30, 2015.

FINANCIAL CONDITION

The increase in Mid Penn’s total assets was impacted by the inclusion of Phoenix’s assets and liabilities on the balance sheet.  In addition to this, the loan growth also came as a result of business development efforts by a more experienced loan team. Long-term debt increased over this time from $33,008,000 at September 30, 2014 to $51,363,000 at September 30, 2015 as a prudent and planned asset liability management strategy to take advantage of low long-term borrowing rates and to fund loan growth.

Investments

Mid Penn’s total available-for-sale securities portfolio decreased $14,438,000 from $148,134,000 at September 30, 2014 to $133,696,000 at September 30, 2015.  Due to the growth in the loan portfolio, Mid Penn has utilized the cash flows from the investment portfolio to supplement deposits and borrowings in funding this growth.

Loans

Total loans at September 30, 2015 were $719,085,000 compared to $568,161,000 at September 30, 2014, an increase of $150,924,000, or 26.6%.  Along with the addition of Phoenix’s loan portfolio, the other main driver of Mid Penn’s loan growth has been in the commercial loan area, specifically in commercial and industrial, and commercial real estate loans.  Mid Penn has realigned its commercial loan team over the past five years and now has professional lenders who focus their efforts on developing and maintaining complete business relationships versus a previous focus on prospect-specific speculative real estate financing.  We believe the positive results of these efforts are now evident and position us properly for the future.

Deposits

Total deposits increased $129,153,000 from $645,997,000 at September 30, 2014 to $775,150,000 at September 30, 2015.  Over the last twelve months, all deposit categories, except for money markets, increased during this time, mainly due to the inclusion of Phoenix’s deposits.  The decline in money markets is the result of Mid Penn’s less aggressive strategy to retain these accounts as local competitors continue high-priced specials to attract funds.  Mid Penn has accomplished this increase in deposit levels by allowing non-relationship money market deposits run off and shift the funding composition towards lower-cost deposits, including public funds.  This strategy, coupled with strong earning assets, has provided positive momentum to net interest income during 2015.

Capital

Shareholders’ equity increased by $16,709,000, or 28.4%, at September 30, 2015 from $58,811,000 at September 30, 2014, primarily due to the issuance of 723,851 shares valued at $11,292,000 in common equity as merger consideration in the Phoenix acquisition.  The remaining increase in equity is mainly attributable to an increase in retained earnings from the normal operations of Mid Penn.

Mid Penn Bank’s regulatory capital ratios at September 30, 2015 and September 30, 2014 exceed all regulatory (well-capitalized) minimums.

ASSET QUALITY

Total nonperforming assets at September 30, 2015 amounted to $8,765,000, or 1.22% of loans and other real estate owned as of such date, compared to $11,533,000, or 2.03% of loans and other real estate owned as of September 30, 2014.  This improvement has primarily been the result of well-structured workout plans, which have yielded very positive results, including improved delinquency, as well as the addition of the Phoenix loan portfolio into the equation.

Mid Penn had net charge-offs of $597,000 during the first nine months of 2015, compared to net charge-offs of $1,123,000 during the same period in 2014.  On an annualized basis, net charge-offs during 2015 were 0.13% of average total loans compared to 0.27% during 2014.

Following its model for loan and lease loss allowance adequacy, management recorded a $265,000 provision for the three months ended September 30, 2015, compared to a provision of $395,000 for the three months ended September 30, 2014.  During the nine months ended September 30, 2015, the provision for loan and lease losses was $865,000, compared to $1,217,000 for the nine months ended September 30, 2014.  The allowance for loan and lease losses as a percentage of total loans was 0.97% at September 30, 2015, compared to 1.13% at September 30, 2014. This ratio was impacted by the inclusion of the Phoenix loan portfolio in the calculation coupled with the elimination of Phoenix’s allowance for loan and lease losses in conformity with GAAP purchase accounting treatment.  Loan loss reserves as a percentage of non-performing loans was 89.83% at September 30, 2015 compared to 60.01% at the same point in 2014.  Management believes, based on information currently available, that the allowance for loan and lease losses of $6,984,000 is adequate as of September 30, 2015 to provide for losses that can be reasonably anticipated.

Mid Penn recognizes asset quality as a high priority and continues its efforts to mitigate future losses through capturing and monitoring credit risk within the portfolio, as well as proactively working with its customers.  Furthermore, active monitoring and follow-up will continue on loans previously charged off in order to realize recoveries when borrowers’ conditions have improved.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands)	As of September 30,		Change
	2015	2014	$	%

Total Assets	$915,265	$764,403	$150,862	19.7%

Total Loans	719,085	568,161	150,924	26.6%

Total Deposits	775,150	645,997	129,153	20.0%

Core Deposits	701,208	597,291	103,917	17.4%

Total Equity	75,520	58,811	16,709	28.4%

OPERATING HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
	2015	2014	$	%	2015	2014	$	%

Net Interest Income	$8,189	$6,544	$1,645	25.14%	$23,713	$19,567	$4,146	21.19%

Net Income Available to Common Shareholders	1,802	1,507	295	19.58%	4,630	4,550	80	1.76%

Basic Earnings per Common Share	0.43	0.43	0.00	0.00%	1.14	1.30	(0.16)	(12.31%)

Return on Average Equity	9.60%	10.73%	N/A	(10.57%)	8.79%	11.39%	N/A	(22.80%)

ANALYSIS OF NET INTEREST INCOME (Unaudited):

	Three Months Ended September 30,		Change	Nine Months Ended September 30,		Change
	2015	2014	%	2015	2014	%
Net Interest Margin	4.00%	3.91%	2.30%	4.06%	4.01%	1.25%
Cost of Funds	0.63%	0.69%	(8.70%)	0.64%	0.72%	(11.11%)
Yield on Earning Assets	4.54%	4.52%	0.44%	4.62%	4.65%	(0.65%)

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share and per share data)	At September 30,
	2015	2014
ASSETS
Cash and due from banks	$17,153	$13,854
Interest-bearing balances with other financial institutions	2,081	1,393
Federal funds sold	-	-
Total cash and cash equivalents	19,234	15,247
Interest-bearing time deposits with other financial institutions	5,313	5,772
Available for sale investment securities	133,696	148,134
Loans and leases, net of unearned interest	719,085	568,161
Less: Allowance for loan and lease losses	(6,984)	(6,411)
Net loans and leases	712,101	561,750
Bank premises and equipment, net	14,196	12,303
Restricted investment in bank stocks	3,919	3,395
Foreclosed assets held for sale	990	849
Accrued interest receivable	3,415	3,000
Deferred income taxes	2,976	2,055
Goodwill	3,918	1,016
Core deposit and other intangibles, net	699	203
Cash surrender value of life insurance	12,446	8,525
Other assets	2,362	2,154
Total Assets	$915,265	$764,403
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest bearing demand	$96,916	$52,715
Interest bearing demand	255,672	226,883
Money Market	204,928	209,556
Savings	56,032	30,672
Time	161,602	126,171
Total Deposits	775,150	645,997
Short-term borrowings	5,712	21,854
Long-term debt	51,363	33,008
Accrued interest payable	605	646
Other liabilities	6,915	4,087
Total Liabilities	839,745	705,592
Shareholders' Equity:
Series B Preferred stock, par value $1.00; liquidation value $1,000; authorized
5,000 shares; 7% non-cumulative dividend; 5,000 shares issued and outstanding at
September 30, 2015 and at September 30, 2014; total redemption value $5,100,000	5,000	5,000
Series C Preferred stock, par value $1.00; liquidation value $1,000; authorized
1,750 shares; 1% cumulative dividend; 1,750 shares issued and outstanding at
September 30, 2015 and 0 shares issued and outstanding at September 30, 2014; total
redemption value $1,750,000	1,750	-
Common stock, par value $1.00; authorized 10,000,000 shares; 4,225,720 shares
issued and outstanding at September 30, 2015 and 3,496,916 at September 30, 2014	4,226	3,497
Additional paid-in capital	40,535	29,888
Retained earnings	22,569	19,117
Accumulated other comprehensive income	1,440	1,309
Total Shareholders’ Equity	75,520	58,811
Total Liabilities and Shareholders' Equity	$915,265	$764,403

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
INTEREST INCOME
Interest & fees on loans and leases	$8,448	$6,657	$24,345	$20,122
Interest on interest-bearing balances	12	11	34	31
Interest and dividends on investment securities:
U.S. Treasury and government agencies	293	359	928	994
State and political subdivision obligations, tax-exempt	484	563	1,532	1,618
Other securities	102	43	301	118
Interest on federal funds sold and securities purchased under agreements to resell	-	-	1	-
Total Interest Income	9,339	7,633	27,141	22,883
INTEREST EXPENSE
Interest on deposits	987	953	2,881	2,921
Interest on short-term borrowings	14	5	36	26
Interest on long-term debt	149	131	511	369
Total Interest Expense	1,150	1,089	3,428	3,316
Net Interest Income	8,189	6,544	23,713	19,567
PROVISION FOR LOAN AND LEASE LOSSES	265	395	865	1,217
Net Interest Income After Provision for Loan and Lease Losses	7,924	6,149	22,848	18,350
NONINTEREST INCOME
Income from fiduciary activities	120	120	367	445
Service charges on deposits	186	154	503	417
Net gain on sales of investment securities	138	-	315	150
Earnings from cash surrender value of life insurance	71	50	198	152
Mortgage banking income	106	95	326	208
ATM debit card interchange income	189	138	540	403
Merchant services income	64	65	175	198
Net gain on sales of SBA loans	73	19	216	97
Other income	138	100	487	339
Total Noninterest Income	1,085	741	3,127	2,409
NONINTEREST EXPENSE
Salaries and employee benefits	3,471	2,635	10,231	8,026
Occupancy expense, net	498	282	1,448	986
Equipment expense	346	297	1,081	908
Pennsylvania Bank Shares tax expense	106	64	337	272
FDIC Assessment	166	134	470	405
Legal and professional fees	151	101	455	366
Director fees and benefits expense	92	83	267	238
Marketing and advertising expense	137	95	372	227
Software licensing	380	238	1,103	687
Telephone expense	169	108	432	304
Loss on sale/write-down of foreclosed assets	47	52	64	109
Intangible amortization	26	8	61	22
Loan collection costs	67	76	235	229
Merger and acquisition expense	-	11	784	11
Other expenses	913	745	2,511	1,945
Total Noninterest Expense	6,569	4,929	19,851	14,735
INCOME BEFORE PROVISION FOR INCOME TAXES	2,440	1,961	6,124	6,024
Provision for income taxes	546	366	1,223	1,211
NET INCOME	1,894	1,595	4,901	4,813
Series B preferred stock dividends	88	88	263	263
Series C preferred stock dividends	4	-	8	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,802	$1,507	$4,630	$4,550

PER COMMON SHARE DATA:
Basic Earnings Per Common Share	$0.43	$0.43	$1.14	$1.30
Cash Dividends	$0.12	$0.10	$0.32	$0.25

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.